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                                                                 EXHIBIT 2.2

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT dated as of the 26th day of May, 1995 (the "First Amendment"), by and among THORN APPLE VALLEY, INC., a Michigan corporation ("Purchaser"), FOODBRANDS AMERICA, INC., a Delaware corporation ("Foodbrands"), successor by merger to DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation ("Doskocil"), WILSON FOODS CORPORATION, a Delaware corporation ("Wilson"), CONCORDIA FOODS CORPORATION, a Delaware corporation ("Concordia"), DIXIE FOODS COMPANY, a Delaware corporation ("Dixie") and SHREVEPORT FOODS COMPANY, a Delaware corporation ("Shreveport"), Wilson, Concordia, Dixie and Shreveport collectively with Foodbrands are herein referred to as the "Seller" or "Sellers".

         WHEREAS, on the 16th day of May, 1995 Doskocil merged with and into Foodbrands who thereby succeeded to all of the rights and benefits as well as all of the duties and obligations of Doskocil, and

         WHEREAS, Purchaser and Doskocil, Wilson, Concordia, Dixie and Shreveport entered into that certain Asset Purchase Agreement dated as of April 29, 1995 (the "Agreement"), and

         WHEREAS, Purchaser and Sellers mutually desire and it is in the mutual benefit of Purchaser and Sellers to amend the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, Purchaser and Sellers hereby amend the Agreement as follows:

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1.   The Merger.  The name "Foodbrands" shall be and hereby is substituted for the name "Doskocil" throughout and wherever appearing in the Agreement.


2.   The Amendments.

                 (a) Section 3.1(a) Purchase Price at Closing. Section 3.1(a) of the Agreement is hereby amended by the deletion of the "." at the end of the first sentence of Section 3.1(a) and by adding the following provision:

                 "; provided, however, in the computation of Net Working Capital, Foodbrands may use earlier period numbers in the event that the Period End numbers are not available."

                 (b)      Section 3.1(b)  Payment of the Purchase Price.
Section 3.1(b) of the Agreement is hereby amended by the deletion of Section 3.1(b) in its entirety and the substitution therefor of a new Section 3.1(b) as follows:

                 "(b) Payment of Purchase Price. At the Closing, Purchaser shall pay Foodbrands the Purchase Price by wire transfer of readily available funds to the Doskocil Master Clearing Account No. 144813983 at Chemical Bank, a New York Banking Corporation, New York, New York (the 'Foodbrands Account')."

                 (c) Section 7.7. Books and Records. Section 7.7 of the Agreement is hereby amended by the insertion of the phrase "or deliver originals of any or all of such books and records to Purchaser" following the word "Seller" in line 13, and by adding

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the following sentence after the word "Liabilities." in the last line of
Section 7.7:

                 "In the event Seller delivers originals of the books and records to Purchaser pursuant to clause (i) above, upon Foodbrands' reasonable request, Purchaser shall permit Seller access to such books and records for the purpose of examining and making copies of such books and records it shall reasonably request all at the expense of Sellers."

                 (d) Section 7.9. Removal of Signs. Section 7.9 of the Agreement is hereby amended by the addition of the following provision:

                 "It is further understood and agreed that certain of Sellers' Marks appear on assets of Sellers that are not being sold to Purchaser under this Agreement and Sellers have in stock in divisions other than the Division stationery, labels and other paper products bearing Sellers' Marks. Purchaser hereby consents to Sellers' use of Sellers' Marks for a period of six months from Closing at which time Foodbrands shall cause Sellers' Marks to be removed from all of Sellers' assets and any remaining stationery, labels or other remaining paper products bearing such marks or logos destroyed, without expense to Purchaser."

                 (e) Section 7.13(j). Assignment and Assumption of Receivables and Customer Purchase Orders. Section 7.13(j) of the Agreement is hereby amended by the deletion of Section 7.13(j) in





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its entirety and the substitution therefor of a new Section 7.13(j) as follows:

                 "(j) Assignment and Assumption of Receivables, Customer Purchaser Orders and Other Assets. The Purchaser and Seller shall enter into and deliver to the other the Assignment and Assumption of Receivables, Customer Purchase Orders and Other Assets (Exhibit I) hereto."

                 (f) Section 7.15. Supplemental Disclosure. Section 7.15 of the Agreement is hereby amended by the deletion of the "." at the end of
Section 7.15 and by adding the following provision after the word "schedules:"

                 "; provided, however, in the preparation of Schedule 2.1(a) (Accounts Payable) and Schedule 2.1(b) (Accrued Liabilities), at Purchaser's request, Seller shall retain as many of the Accounts Payable and Accrued Liabilities it can reasonably and prudently retain and Schedule 2.1(a) (Accounts Payable) and Schedule 2.1(b) (Accrued Liabilities) shall reflect only those Accounts Payable and Accrued Liabilities Purchaser shall assume and pay. In respect to the list of Receivables and the list of Other Assets to be updated to the Closing Date pursuant to Section 1.1(c) and Section 1.1(d), respectively, Seller shall not be required to update such schedules prior to or at the Closing but shall, as soon as practicable after Closing, but in any event within fourteen (14) days following Closing, prepare and furnish to Purchaser a complete and accurate list of the Receivables and a complete and accurate list of the Other Assets as of the Closing Date."





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                 (g)      Section 9.3(a).  The Purchase Price.  Section 9.3(a)
of the Agreement is hereby amended by the deletion of the phrase "the Doskocil Account" in line two of Section 9.3(a) and the substitution therefor of the phrase "the Foodbrands Account".


3. Assignment and Assumption of Receivables, Customer Purchase Orders and Other Assets (Exhibit I). The term "Assignment and Assumption of Receivables, Customer Purchase Orders and Other Assets (Exhibit I)" shall be and hereby is substituted for the term "Assignment and Assumption of Receivables and Customer Purchase Orders (Exhibit I)" appearing in Section 9.3(g), Section 10.4(h) and
Article XIV.


4. Article XIV DEFINITIONS. The definition of "IDB Obligations" is hereby amended by the deletion of the "." and by adding the following provision after the word "Arkansas" in line eight of such definition:

                 "and minus (iii) the pre-paid debt expense associated with (i) and (ii) above except to the extent such pre-paid expense is included in Other Assets."


5. The Agreement. The term "Agreement" as used in the Agreement shall hereafter mean the Agreement as amended by this First Amendment and shall continue in full force and effect in accordance with the terms thereof and hereof.





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6.   Governing Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.


7. Counterparts. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed on the date first above written.


                                            THORN APPLE VALLEY, INC., a
                                            Michigan corporation



                                            By /s/ Joel Dorfman
                                               -----------------------------
                                               Joel Dorfman, President and
                                               Chief Operating Officer


                                            FOODBRANDS AMERICA, INC., a
                                            Delaware corporation (successor
                                            by merger to DOSKOCIL COMPANIES
                                            INCORPORATED, a Delaware
                                            corporation)



                                            By /s/ R. Randolph Devening
                                               -----------------------------
                                               R. Randolph Devening,
                                               Chairman, President and Chief
                                               Executive Officer





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                                            WILSON FOODS CORPORATION, a
                                            Delaware corporation


                                            By /s/ R. Randolph Devening
                                               -----------------------------
                                               R. Randolph Devening,
                                               President


                                            CONCORDIA FOODS CORPORATION, a
                                            Delaware corporation


                                            By /s/ R. Randolph Devening
                                               -----------------------------
                                               R. Randolph Devening,
                                               President


                                            DIXIE FOODS COMPANY, a Delaware
                                            corporation


                                            By /s/ R. Randolph Devening
                                               -----------------------------
                                               R. Randolph Devening,
                                               President


                                            SHREVEPORT FOODS COMPANY, a
                                            Delaware corporation


                                            By /s/ R. Randolph Devening
                                               -----------------------------
                                               R. Randolph Devening,
                                               President





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